SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 28, 2014

Date of Report (Date of earliest event reported)

ROMANTIQUE LTD.

 (Exact Name of Registrant as Specified in Its Charter)

New York	3911	46-0956015
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

64 West 48th Street, Suite 1107, New York, NY		10038
(Address of Principal Executive Offices)		(Zip Code)

212-840-8477
Registrant’s telephone number, including area code

(Former Name or former Address, if changed Since Last Report)

Item 8.01 – Other Events

           On March 3, 2014 Romantique Ltd. closed on its offering of 353,875 shares of Common Stock offered by certain selling shareholders.

           Pursuant to this offering, a total of 263,200 shares were sold.

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

February 28, 2014	ROMANTIQUE LTD.

	By:	/s/ Michael Wirth
Michael Wirth
	Title:	Chief Executive Officer